Exhibit 99.1

News Release	CONTACT:	Lara Mahoney
440-329-6393

INVACARE CORPORATION PROVIDES UPDATE ON THIRD CERTIFICATION REPORT RELATING TO FDA CONSENT DECREE

ELYRIA, Ohio - (December 23, 2013) - Invacare Corporation (NYSE: IVC) today announced that, while it has made significant progress on the final third-party expert certification audit relating to the quality systems at its corporate and Taylor Street manufacturing facilities in Elyria, Ohio, it has recently received additional input from the third-party expert. This input has clarified that some additional work is required in a few particular areas before the final certification report can be provided to the United States Food and Drug Administration (FDA). The final third-party certification audit is a comprehensive review of the Company's compliance with the FDA's Quality System Regulation (QSR) at the impacted Elyria facilities. The Company has already completed two third-party expert certification audits, and the FDA has found the results of both to be acceptable. In the first two audits, the third-party expert certified that the Company's equipment and process validation procedures and its design control systems were compliant with the FDA's QSR.

At a meeting on Friday, December 20th, the third-party expert indicated that its remaining observations from the final certification audit are largely focused on the sustainable compliance of the Company’s updated complaint and risk review processes. As part of the remediation, the Company conducted a comprehensive overhaul of its complaint handling system. This change has led to an increase in the backlog of complaints, as the updated procedure now requires the funneling of all sources of complaint data through one system. The launch of this new process initially outpaced the Company’s ability to add and train new associates to thoroughly address and conduct standard investigations of complaint data. This backlog, combined with the breadth of Invacare’s product offerings and the complexity associated with its highly configurable medical devices, provided a challenge to the Company’s ability to investigate and close complaints in a timely manner, classify and code the issues when complaint data provided to the Company is not complete and demonstrate consistent use of the risk review process.

The new comprehensive complaint handling system has been operating for several months, and the Company has been closing significantly more complaints than are opened. The Company has added additional contractors to further expedite clearing the backlog in order to achieve and demonstrate sustainable improvement.

“We are formalizing an action plan to address the observations of the third-party expert, who we would expect to return in February to commence their re-audit of the quality system. While we are disappointed that the final certification report is not ready to be filed, we have made significant progress in our quality systems improvements over the past two years. Notwithstanding our extension of the timeline resulting from the complexities of this process, the fact remains that our associates have done an incredible amount of work. We remain fully committed to meeting the expectations of our third-party auditor and ultimately the FDA, so we can return to full operations at our corporate and Taylor Street manufacturing facilities,” said Gerald B. Blouch, president and chief executive officer.

At this point, the Company cannot predict the timing of the completion of the third-party’s final certification report. However, when the expert's final certification report is completed and submitted to the FDA, along with the Company’s own report as to its compliance as well as responses to any observations in the certification report, the FDA will inspect the Company's corporate and Taylor Street facilities to determine whether they are in compliance with the FDA's QSR. The FDA has the authority to reinspect these facilities at any time. Once satisfied with the Company's compliance, the FDA will provide written notification that the Company is permitted to resume full operations at the impacted facilities.

The Company will provide an update on the consent decree process in its year-end earnings release.

Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is the global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles. The Company has 5,400 associates and markets its products in approximately 80 countries around the world. For more information about the Company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “believe” and “anticipate,” as well as similar comments, denote forward-looking statements that are subject to inherent uncertainties that are difficult to predict. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties, which include, but are not limited to, the following: compliance costs, limitations on the production and/or distribution of the Company's products, inability to bid on or win certain contracts, or other adverse effects of the FDA consent decree of injunction; unexpected circumstances or developments that might further delay or adversely impact the results of the final, most comprehensive third-party expert certification audit or FDA inspections of the Company's quality systems at the Elyria, Ohio, facilities impacted by the FDA consent decree, including any possible requirement to perform additional remediation activities; the failure or refusal of customers or healthcare professionals to sign verification of medical necessity (VMN) documentation or other certification forms required by the exceptions to the FDA consent decree; possible adverse effects of being leveraged, including interest rate or event of default risks, including those relating to the Company's financial covenants under its credit facility (particularly as might result from the impacts associated with the FDA consent decree); the Company's inability to satisfy its liquidity needs, or additional costs to do so; adverse changes in government and other third-party payor reimbursement levels and practices both in the U.S. and in other countries (such as, for example, more extensive pre-payment reviews and post-payment audits by payors, or the Medicare national competitive bidding program covering nine metropolitan statistical areas that started in 2011 and the additional 91 metropolitan statistical areas that started on July 1, 2013); impacts of the U.S. Affordable Care Act that was enacted in 2010 (such as, for example, the impact on the Company of the excise tax which began on January 1, 2013 on certain medical devices and the Company's ability to successfully offset such impact); legal actions, regulatory proceedings or the Company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the Company's products or operations in the United States or abroad; product liability or warranty claims; product recalls, including more extensive recall experience than expected; exchange rate or tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with greater functionality or lower costs or new product platforms that deliver the anticipated benefits of the Company's globalization strategy; consolidation of health care providers; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; ineffective cost reduction and restructuring efforts; decreased availability or increased costs of materials which could increase the Company's costs of producing or acquiring the Company's products, including possible increases in commodity costs or freight costs; heightened vulnerability to a hostile takeover attempt arising from depressed market prices for Company shares; provisions of Ohio law or in the Company's debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in the Company's reports as filed with the Securities and Exchange Commission. Except to the extent required by law, the Company does not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.